              GENERAL ELECTRIC CAPITAL CORPORATION

                               AND

                    THE CHASE MANHATTAN BANK

                             Trustee


                       ___________________

                  SECOND SUPPLEMENTAL INDENTURE

                   Dated as of August 15, 1996

                     ______________________



                  Supplemental to the Indenture
                   dated as of October 1, 1991


        VARIABLE DENOMINATION FLOATING RATE DEMAND NOTES

                  SECOND SUPPLEMENTAL INDENTURE

      SECOND SUPPLEMENTAL INDENTURE, dated as of August 15, 1996, between GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (hereinafter called the "Company"), and THE CHASE MANHATTAN BANK, a corporation organized and existing under the laws of the State of New York, as successor trustee (hereinafter called the "Trustee").

      WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of October 1, 1991 and a First Supplemental Indenture dated as of May 11, 1994 (such Indenture, as so supplemented, the "Indenture"), providing for the issuance by the Company from time to time of its unsecured Variable Denomination Floating Rate Demand Notes (in the Indenture and herein called the "Securities"). All terms used in this Second Supplemental Indenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture;

      WHEREAS, Section 10.01 of the Indenture provides that without the consent of any Securityholders, the Company and the Trustee, at any time and from time to time, may enter into an indenture supplemental to the Indenture in form satisfactory to the Trustee to make any change that does not adversely affect the interests of any Securityholder;

      WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Second Supplemental Indenture to amend the Indenture and has requested that the Trustee join in the execution of this Second Supplemental Indenture; and

       WHEREAS,   all  things  necessary  to  make  this   Second
Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

       NOW,   THEREFORE,   THIS  SECOND  SUPPLEMENTAL   INDENTURE
WITNESSETH:

      For and in consideration of the premises, it is mutually covenanted and agreed as follows:

     I.   AMENDMENTS.

                     A.    The following amendments  to  the
               Indenture shall apply to Securities authenticated and delivered by the Trustee under this Indenture on or after the date of this Second Supplemental Indenture:

                    (i)  Limitation on  Liens.   Section
                    4.03 of the Indenture, and the corresponding reference thereto to the Table of

                    Contents thereto, is hereby deleted
                    in its entirety.

                                        (ii) Securities
                    to  be  Secured in Certain  Events.
                    Section 11.02 of the Indenture, and
                    the corresponding reference thereto
                    in  the  Table of Contents thereto,
                    is hereby deleted in its entirety.

                    (iii) Supplemental Indentures Without
                    Consent  of  Securityholders.   The
                    following clause is hereby  deleted
                    from   Section  10.01(b)   of   the
                    Indenture:  "or as may be  required
                    by Section 4.03 or Section 11.02."

                                        (v)  Conforming
                    Changes.   Each  of  the  following
                    section references in the Indenture
                    are  deleted  and replaced  by  the
                    respective    section    references
                    indicated below:

                      Current Reference New Reference

                         Section 4.04    Section 4.03
                         Section 4.05    Section 4.04
                         Section 4.06    Section 4.05
                         Section 11.03   Section 11.02
                         Section 11.04   Section 11.03

                     B.    The  following amendment  to  the
               Indenture shall apply to any Securities Outstanding on the date of this Second Supplemental Indenture or hereafter authenticated and delivered by the Trustee hereunder:

                    (i) Supplemental   Indentures   Without
                    Consent     of     Securityholders.
                    Section  10.01(c) of the  Indenture
                    is  hereby amended by inserting the
                    word  "Outstanding" before the word
                    "Securities" therein.

     II.  MISCELLANEOUS.

                     A.    Incorporation of Indenture.   All
               the provisions of this Second Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

                     B.    Headings.   The headings  of  the
               Articles and Sections of this Second Supplemental Indenture are inserted for convenience of information of reference and shall not be deemed to be a part thereof.

                       C.     Counterparts.    This   Second
               Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                     D.   Conflict with Trust Indenture Act.
               If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Second Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

                      E.     Successors  and  Assigns.   All
               covenants and agreements in this Second Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

                     F.    Separability Clause.  In case any
               provision   in   this   Second   Supplemental
               Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                     G.    Benefits  of Second  Supplemental
               Indenture. Nothing in this Second Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Securityholders, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

                    H.   Regarding the Trustee.  The Trustee
               shall not be responsible for the correctness of the recitals herein, and makes no representation as to the validity or the sufficiency of this Second Supplemental Indenture, and shall be entitled to all of the benefits of all of the rights, privileges, immunities and indemnities of the Trustee provided for in the Indenture.

      IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the day and year first above written.


                              GENERAL ELECTRIC CAPITAL
                                CORPORATION

                              By:/s/ Jeffrey S. Werner
                                Jeffrey S. Werner
                         Senior Vice President - Corporate Treasury
                           and Global Funding Operation

Attest:

/s/ Scott P.F. Cameron
Assistant Secretary

                              THE CHASE MANHATTAN BANK,
                                   as Trustee

                              By:/s/ Mary A. Lewida
                                Name: Mary A. Lewida
                                Title: Second Vice President

Attest:

/s/ John T. Needhane Jr.
Title  Assistant Treasurer

STATE OF  CONNECTICUT)
                                                    ) s.s.:
COUNTY OF FAIRFIELD     )


      On the 15th day of August, 1996, before me personally came Jeffrey S. Werner, to me known, who, being by me duly sworn, did depose and say that he resides at 96 Southfield Avenue, Stamford, Connecticut 06902, that he is the Senior Vice President - Corporate Treasury and Global Funding Operation of General Electric Capital Corporation, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation, and that he signed his name thereto pursuant to like authority.




                              /s/ Gail S. Thiede
                              Notary Public
                              Gail S. Thiede
                              Notary Public
                        My commission Expires July 31, 2000

[notarial seal]
















STATE OF NEW YORK                       )
                                        ) s.s.:
COUNTY OF NEW YORK                 )


      On the 14th day of August, 1996, before me personally came Mary Lewida, to me known, who, being by me duly sworn, did depose and say that s/he resides at 16 Cedar Ave, Staten Island, NY 10305, that s/he is a Second Vice President of The Chase Manhattan Bank, one of the corporations described in and which executed the above instrument; that s/he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation, and that s/he signed her/his name thereto pursuant to like authority.




                              Della K. Benjamin
                              Notary Public

                              Della K. Benjamin
                          Notary Public, State  of  New York
                              No. 01BE4659667
                              Qualified in Kings County
                          Commission Expires April 30, 1997

[notarial seal]